Exhibit No. 99.1

Provident Financial Services, Inc. Announces Increased Core Earnings and An Increase in its Quarterly Cash Dividend of 7.1%

ISELIN, NJ, October 25, 2013 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $16.1 million, or $0.28 per basic and diluted share for the three months ended September 30, 2013, compared to net income of $16.2 million, or $0.28 per basic and diluted share for the three months ended September 30, 2012. For the nine months ended September 30, 2013, the Company reported net income of $53.1 million, or $0.93 per basic and diluted share, compared to net income of $50.6 million, or $0.89 per basic share and $0.88 per diluted share for the same period last year.

Earnings for the three and nine months ended September 30, 2013 were adversely impacted by the write-off of a deferred tax asset related to non-qualified stock options issued shortly after the Company's 2003 initial public offering. Those options expired unused in July 2013 and the related $3.9 million deferred tax asset was written-off via a $3.2 million charge to income tax expense and a $735,000 charge to equity. Excluding this write-off, core earnings (a non-GAAP financial measure)1 for the three and nine months ended September 30, 2013 were $19.3 million, or $0.34 per basic and diluted share and $56.3 million, or $0.98 per basic and diluted share, respectively. Conversely, earnings for the three and nine months ended September 30, 2013 were aided by a continued improvement in asset quality and a related reduction in the provision for loan losses compared with the same periods last year. Year-over-year growth in both average loans outstanding and average non-interest bearing demand deposits has mitigated compression in the net interest margin and the related adverse impact on net interest income.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our core earnings of $0.34 per share were the culmination of strong loan originations during the quarter, complemented by continued growth in non-interest bearing deposits and a stabilizing net interest margin.” Martin noted: “Our team has been successful at improving asset quality, achieving a 23% decrease in non-performing loans from September of last year, without resorting to deeply discounted bulk sales. Further, our operating discipline during the quarter produced an efficiency ratio of 55.5%. In light of our performance, I'm pleased to report that our Board of Directors has increased our quarterly dividend by over 7 percent.”

Declaration of Quarterly Dividend

The Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share payable on November 29, 2013, to stockholders of record as of the close of business on November 15, 2013. The dividend is an increase of 7.1% from the prior quarter's regular cash dividend of $0.14 per share.

Balance Sheet Summary

Total assets increased $57.3 million to $7.34 billion at September 30, 2013, from $7.28 billion at December 31, 2012, primarily due to an increase in total loans, partially offset by a decrease in total investments.

The Company’s loan portfolio increased $178.4 million, or 3.6%, to $5.08 billion at September 30, 2013, from $4.90 billion at December 31, 2012. Loan originations totaled $1.3 billion and loan purchases totaled $22.0 million for the nine months ended September 30, 2013. The loan portfolio had net increases of $136.0 million in multi-family mortgage loans, $70.4 million in construction loans, predominately multi-family apartment projects, $25.4 million in commercial mortgage loans, and $25.1 million in commercial loans, which were partially offset by net decreases of $72.3 million and $4.5 million in residential mortgage and consumer loans, respectively. Loan growth was tempered somewhat by the repayment of $17.3 million on two shared national credits during the nine months ended September 30, 2013. Commercial real estate, commercial and construction loans represented 65.2% of the loan portfolio at September 30, 2013, compared to 62.4% at December 31, 2012.

At September 30, 2013, the Company’s unfunded loan commitments totaled $1.02 billion, including $389.8 million in commercial loan commitments, $264.8 million in construction loan commitments and $92.7 million in commercial mortgage commitments. Unfunded loan commitments at June 30, 2013 were $1.00 billion.

Total investments decreased $106.6 million, or 6.4%, to $1.55 billion at September 30, 2013, from $1.66 billion at December 31, 2012, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds, and sales of certain mortgage-backed securities which had a heightened risk of prepayment, partially offset by purchases of mortgage-backed and municipal securities.

Total deposits decreased $172.6 million, or 3.2%, during the nine months ended September 30, 2013 to $5.26 billion. Core deposits, which consist of savings and demand deposit accounts, decreased $61.0 million, or 1.4%, to $4.41 billion at September 30, 2013. Much of the core deposit decrease was in government money market deposits, largely related to the cyclical outflow of municipal deposits. It also included certain expected outflows resulting from customer tax planning considerations earlier in the year. Time deposits decreased $111.6 million, or 11.7%, to $845.9 million at September 30, 2013, with the majority of the decrease occurring in the 9-, 12- and 60-month maturity categories. Core deposits represented 83.9% of total deposits at September 30, 2013, compared to 82.4% at December 31, 2012.

Borrowed funds increased $213.2 million, or 26.5% during the nine months ended September 30, 2013, to $1.02 billion, as longer-term wholesale funding was added to mitigate interest rate risk, and shorter-term wholesale funding was used to manage the cyclical outflow of municipal deposits. Borrowed funds represented 13.8% of total assets at September 30, 2013, an increase from 11.0% at December 31, 2012.

Stockholders’ equity increased $15.4 million, or 1.6% during the nine months ended September 30, 2013, to $996.7 million, due to net income earned for the period, partially offset by dividends paid to stockholders, common stock repurchases and a decline in unrealized gains on securities available for sale. Common stock repurchases for the nine months ended September 30, 2013 totaled 397,483 shares at an average cost of $14.80 per share. At September 30, 2013, 3.7 million shares remained eligible for repurchase under the current authorization. At September 30, 2013, book value per share and tangible book value per share were $16.64 and $10.69, respectively, compared with $16.37 and $10.40, respectively, at December 31, 2012.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended September 30, 2013, net interest income increased $282,000, to $54.0 million, from $53.7 million for the same period in 2012. Net interest income for the nine months ended September 30, 2013, decreased $1.8 million, to $161.3 million, from $163.1 million for the same period in 2012. Both comparative periods were impacted by compression in the net interest margin, which was mitigated by an increase in average loans outstanding, partially funded by growth in non-interest bearing demand deposits.

The Company’s net interest margin decreased 1 basis point to 3.28% for the quarter ended September 30, 2013, from 3.29% for the trailing quarter ended June 30, 2013. Compared with the trailing quarter, funding costs remained stable and lower loan yields were offset by an increase in securities yields. The weighted average yield on interest-earning assets declined 1 basis point to 3.83% for the quarter ended September 30, 2013, compared with 3.84% for the quarter ended June 30, 2013. The weighted average cost of interest-bearing liabilities for the quarter ended September 30, 2013 was unchanged versus the trailing quarter at 0.67%. The average cost of interest bearing deposits for the quarter ended September 30, 2013 was 0.39%, compared with 0.41% for the trailing quarter. The average cost of borrowed funds for the quarter ended September 30, 2013 was 2.00%, compared with 2.03% for the quarter ended June 30, 2013.

The net interest margin for the quarter ended September 30, 2013 decreased 3 basis points to 3.28%, compared with 3.31% for the quarter ended September 30, 2012. The decrease in the net interest margin for the quarter ended September 30, 2013, compared with the same period last year, was primarily attributable to reductions in the weighted average yield on interest-earning assets, which declined 16 basis points to 3.83% for the quarter ended September 30, 2013, compared with 3.99% for the quarter ended September 30, 2012. This outpaced a reduction in the weighted average cost of interest bearing liabilities, which declined 15 basis points to 0.67% for the quarter ended September 30, 2013, compared with 0.82% for the third quarter of 2012. The average cost of interest bearing deposits for the quarter ended September 30, 2013 was 0.39%, compared with 0.54% for the same period last year. Average non-interest bearing demand deposits totaled $844.2 million for the quarter ended September 30, 2013, compared with $771.4 million for the quarter ended September 30, 2012. The average cost of borrowed funds for the quarter ended September 30, 2013 was 2.00%, compared with 2.32% for the same period last year.

For the nine months ended September 30, 2013, the net interest margin decreased 8 basis points to 3.30%, compared with 3.38% for the nine months ended September 30, 2012. The weighted average yield on interest earning assets declined 24 basis points to 3.86% for the nine months ended September 30, 2013, compared with 4.10% for the nine months ended September 30, 2012, while the weighted average cost of interest bearing liabilities declined 18 basis points to 0.68% for the nine months ended September 30, 2013, compared with 0.86% for the same period in 2012. The average cost of interest bearing deposits for the nine months ended September 30, 2013 was 0.41%, compared with 0.58% for the same period last year. Average non-interest bearing demand deposits totaled $823.7 million for the nine months ended September 30, 2013, compared with $710.5 million for the nine months ended September 30, 2012. The average cost of borrowings for the nine months ended September 30, 2013 was 2.08%, compared with 2.26% for the same period last year.

Non-Interest Income

Non-interest income totaled $11.7 million for the quarter ended September 30, 2013, an increase of $1.9 million, or 19.8%, compared to the same period in 2012. For the quarter ended September 30, 2013, fee income increased $2.3 million to $9.8 million, from $7.5 million for the three months ended September 30, 2012, due to increases in commercial loan prepayment fee income, wealth management income and deposit fees. This was partially offset by a $258,000 decrease in net gains on securities transactions for the three months ended September 30, 2013, compared to the same period in 2012.

For the nine months ended September 30, 2013, non-interest income totaled $34.3 million, an increase of $2.5 million, or 7.7%, compared to the same period in 2012. Fee income increased $3.1 million, to $26.1 million for the nine months ended September 30, 2013, compared with the same period in 2012, largely due to increases in prepayment fees on commercial loans and wealth management income. BOLI income increased $1.5 million for the nine months ended September 30, 2013, compared to the same period in the prior year, principally due to the recognition of a policy claim. These increases were partially offset by a $1.5 million decrease in net gains on securities transactions for the nine months ended September 30, 2013, compared to the same period in 2012. In addition, other income decreased $553,000 for the nine months ended September 30, 2013, compared with the same period in 2012, primarily due to a decrease in gains on loan sales.

Non-Interest Expense

For the three months ended September 30, 2013, non-interest expense decreased $432,000, to $36.5 million, compared to the three months ended September 30, 2012. Other operating expenses decreased $847,000, largely as a result of reduced non-performing asset related expenses. In addition, advertising expense decreased $318,000, to $718,000. FDIC insurance costs declined $204,000 as a result of a lower assessment rate, and the amortization of intangibles decreased $193,000 for the three months ended September 30, 2013, compared with the same period in 2012, as a result of scheduled reductions in core deposit intangible amortization. Partially offsetting these reductions, compensation and benefits expense increased $1.3 million for the quarter ended September 30, 2013, compared to the quarter ended September 30, 2012, due to an increases in salaries and related payroll taxes, increased severance expense, and an increase in incentive compensation accruals.

The Company’s annualized non-interest expense as a percentage of average assets was 2.00% for the quarter ended September 30, 2013, compared with 2.04% for the same period in 2012. The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 55.48% for the quarter ended September 30, 2013, compared with 58.10% for the same period in 2012.

Non-interest expense for the nine months ended September 30, 2013 was $111.2 million, a decrease of $220,000 from the nine months ended September 30, 2012. Other operating expenses decreased $1.1 million, largely as a result of reduced non-performing asset related expenses. In addition, the amortization of intangibles decreased $623,000 for the nine months ended September 30, 2013, compared with the same period in 2012, as a result of scheduled reductions in core deposit intangible amortization. FDIC insurance costs declined $350,000 as a result of a lower assessment rate, and advertising expense decreased $108,000 to $2.7 million. Partially offsetting these reductions, compensation and benefits expense increased $1.8 million for the nine months ended September 30, 2013, compared to the same period last year, due to increases in salaries and related payroll taxes, increased severance expense, and an increase in incentive compensation accruals.

Asset Quality

The Company’s total non-performing loans at September 30, 2013 were $81.6 million, or 1.60% of total loans, compared with $88.8 million, or 1.78% of total loans at June 30, 2013, and $105.7 million, or 2.19% of total loans at September 30, 2012. The $7.3 million decrease in non-performing loans at September 30, 2013, compared with the trailing quarter, was due to a $3.6 million decrease in non-performing commercial loans, a $1.9 million decrease in non-performing residential loans, a $1.2 million decrease in non-performing commercial mortgage loans, a $416,000 decrease in non-performing consumer loans and a $113,000 decrease in non-performing construction loans. At September 30, 2013, impaired loans totaled $113.0 million with related specific reserves of $10.7 million, compared with impaired loans totaling $115.8 million with related specific reserves of $6.8 million at June 30, 2013. At September 30, 2012, impaired loans totaled $114.4 million with related specific reserves of $8.4 million.

At September 30, 2013, the Company’s allowance for loan losses was 1.30% of total loans, a decrease from 1.34% at June 30, 2013, and a decrease from 1.46% of total loans at September 30, 2012. The Company recorded provisions for loan losses of $1.2 million and $3.7 million for the three and nine months ended September 30, 2013, respectively, compared with provisions of $3.5 million and $12.0 million for the three and nine months ended September 30, 2012, respectively. For the three and nine months ended September 30, 2013, the Company had net charge-offs of $2.2 million and $8.0 million, respectively, compared with net charge-offs of $5.6 million and $16.1 million, respectively, for the same periods in 2012. The allowance for loan losses decreased $4.3 million to $66.0 million at September 30, 2013, from $70.3 million at December 31, 2012 as the weighted average risk rating of the loan portfolio improved, early stage delinquencies declined, certain non-performing asset resolutions were completed, the allowance coverage of remaining non-performing loans increased, and the reduced pace of new non-performing asset formation resulted in accelerated net outflows.

At September 30, 2013, the Company held $7.3 million of foreclosed assets, compared with $12.5 million at December 31, 2012. Foreclosed assets at September 30, 2013 consisted of $5.2 million of residential real estate, $2.0 million of commercial real estate and $65,000 of marine vessels. Total non-performing assets at September 30, 2013 declined $22.6 million, or 20.3%, to $88.9 million, or 1.21% of total assets, from $111.5 million, or 1.53% of total assets at December 31, 2012.

Income Tax Expense

For the three and nine months ended September 30, 2013, the Company’s income tax expense was $12.0 million and $27.6 million, respectively, compared with $7.0 million and $21.0 million, for the three and nine months ended September 30, 2012, respectively. The increase in income tax expense was primarily attributable to the $3.2 million charge associated with the write-off of a deferred tax asset related to expired non-qualified stock options and growth in pre-tax income from taxable sources. The Company’s effective tax rate was 42.7% and 34.2% for the three and nine months ended September 30, 2013, respectively, compared with 30.1% and 29.3% for the three and nine months ended September 30, 2012, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products, through its network of full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, October 25, 2013 regarding highlights of the Company’s third quarter 2013 financial results. The call may be accessed by dialing 1-888-317-6016 (Domestic), 1-412-317-6016 (International) or 1-855-669-9657 (Canada). Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect events or circumstances after the date of this statement.

1 Core earnings is a non-GAAP financial measure used to reflect the impact on net income of the $3.2 million charge to income tax expense associated with the $3.9 million write-off of a deferred tax asset related to the July 2013 expiration of non-qualified stock options. The remaining $735,000 was charged against the additional paid-in capital pool component of stockholders' equity.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
September 30, 2013 (Unaudited) and December 31, 2012
(Dollars in Thousands)

Assets	September 30, 2013	December 31, 2012

Cash and due from banks	$92,971	$101,850
Short-term investments	2,315	1,973
Total cash and cash equivalents	95,286	103,823

Securities available for sale, at fair value	1,146,144	1,264,002
Investment securities held to maturity (fair value of $358,846 at
September 30, 2013 (unaudited) and $374,916 at December 31, 2012)	358,641	359,464
Federal Home Loan Bank Stock	49,645	37,543

Loans	5,083,100	4,904,699
Less allowance for loan losses	66,008	70,348
Net loans	5,017,092	4,834,351
Foreclosed assets, net	7,282	12,473
Banking premises and equipment, net	67,406	66,120
Accrued interest receivable	21,302	24,002
Intangible assets	356,708	357,907
Bank-owned life insurance	149,269	147,286
Other assets	72,240	76,724
Total assets	$7,341,015	$7,283,695

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,488,066	$3,556,011
Savings deposits	921,685	914,787
Certificates of deposit of $100,000 or more	283,084	324,901
Other time deposits	562,838	632,572
Total deposits	5,255,673	5,428,271

Mortgage escrow deposits	21,953	21,238
Borrowed funds	1,016,446	803,264
Other liabilities	50,251	49,676
Total liabilities	6,344,323	6,302,449

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293
shares issued and 59,887,025 outstanding at September 30, 2013, and 59,937,955 outstanding at December 31, 2012	832	832
Additional paid-in capital	1,024,589	1,021,507
Retained earnings	417,716	389,549
Accumulated other comprehensive (loss) income	(5,600)	7,716
Treasury stock	(390,881)	(386,270)
Unallocated common stock held by the Employee Stock Ownership Plan	(49,964)	(52,088)
Common Stock acquired by the Directors' Deferred Fee Plan	(7,228)	(7,298)
Deferred Compensation - Directors' Deferred Fee Plan	7,228	7,298
Total stockholders' equity	996,692	981,246
Total liabilities and stockholders' equity	$7,341,015	$7,283,695

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three and Nine Months Ended September 30, 2013 and 2012 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Interest income:
Real estate secured loans	$38,238	$38,544	$114,158	$116,175
Commercial loans	10,092	10,242	30,118	30,817
Consumer loans	5,918	6,343	17,750	18,967
Securities available for sale and Federal Home Loan Bank stock	6,033	6,599	18,345	22,743
Investment securities held to maturity	2,694	2,987	8,300	8,896
Deposits, Federal funds sold and other short-term investments	9	42	30	58
Total interest income	62,984	64,757	188,701	197,656

Interest expense:
Deposits	4,354	6,155	13,917	19,660
Borrowed funds	4,633	4,887	13,481	14,866
Total interest expense	8,987	11,042	27,398	34,526
Net interest income	53,997	53,715	161,303	163,130
Provision for loan losses	1,200	3,500	3,700	12,000
Net interest income after provision for loan losses	52,797	50,215	157,603	151,130

Non-interest income:
Fees	9,792	7,532	26,070	23,018
Bank-owned life insurance	1,201	1,273	5,355	3,895
Net gain on securities transactions	40	298	974	2,482
Other income	697	687	1,913	2,466
Total non-interest income	11,730	9,790	34,312	31,861

Non-interest expense:
Compensation and employee benefits	21,106	19,838	62,103	60,317
Net occupancy expense	5,072	5,142	15,322	15,330
Data processing expense	2,644	2,712	7,913	7,762
FDIC Insurance	1,073	1,277	3,547	3,897
Amortization of intangibles	318	511	1,345	1,968
Advertising and promotion expense	718	1,036	2,741	2,849
Other operating expenses	5,533	6,380	18,252	19,320
Total non-interest expenses	36,464	36,896	111,223	111,443
Income before income tax expense	28,063	23,109	80,692	71,548
Income tax expense	11,987	6,955	27,560	20,963
Net income	$16,076	$16,154	$53,132	$50,585

Basic earnings per share	$0.28	$0.28	$0.93	$0.89
Average basic shares outstanding	57,241,270	57,194,046	57,205,175	57,133,164

Diluted earnings per share	$0.28	$0.28	$0.93	$0.88
Average diluted shares outstanding	57,357,344	57,238,819	57,279,935	57,169,844

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the		At or for the
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
STATEMENTS OF INCOME:
Net interest income	$53,997	$53,715	$161,303	$163,130
Provision for loan losses	1,200	3,500	3,700	12,000
Non-interest income	11,730	9,790	34,312	31,861
Non-interest expense	36,464	36,896	111,223	111,443
Income before income tax expense	28,063	23,109	80,692	71,548
Net income	16,076	16,154	53,132	50,585
Diluted earnings per share	$0.28	$0.28	$0.93	$0.89
Interest rate spread	3.16%	3.17%	3.18%	3.24%
Net interest margin	3.28%	3.31%	3.30%	3.38%

PROFITABILITY:
Annualized return on average assets	0.88%	0.90%	0.98%	0.95%
Annualized return on average equity	6.43%	6.53%	7.16%	6.95%
Annualized return on average tangible equity	10.04%	10.29%	11.19%	11.03%
Annualized non-interest expense to average assets	2.00%	2.04%	2.06%	2.09%
Efficiency ratio (1)	55.48%	58.10%	56.86%	57.15%

ASSET QUALITY:
Non-accrual loans			$81,583	$105,686
90+ and still accruing			—	—
Non-performing loans			81,583	105,686
Foreclosed assets			7,282	13,900
Non-performing assets			88,865	119,586
Non-performing loans to total loans			1.60%	2.19%
Non-performing assets to total assets			1.21%	1.65%
Allowance for loan losses			$66,008	$70,280
Allowance for loan losses to total non-performing loans			80.91%	66.50%
Allowance for loan losses to total loans			1.30%	1.46%

AVERAGE BALANCE SHEET DATA:
Assets	$7,249,273	$7,179,112	$7,228,735	$7,137,854
Loans, net	4,954,204	4,658,208	4,881,172	4,620,253
Earning assets	6,507,968	6,435,616	6,487,678	6,399,917
Core deposits	4,410,427	4,275,493	4,413,095	4,161,283
Borrowings	918,840	837,728	865,144	880,376
Interest-bearing liabilities	5,349,098	5,360,329	5,351,551	5,393,121
Stockholders' equity	992,163	983,731	991,974	972,850
Average yield on interest-earning assets	3.83%	3.99%	3.86%	4.10%
Average cost of interest-bearing liabilities	0.67%	0.82%	0.68%	0.86%

LOAN DATA:
Mortgage loans:
Residential			$1,192,762	$1,289,316
Commercial			1,375,372	1,293,143
Multi-family			859,908	687,485
Construction			190,526	125,408
Total mortgage loans			3,618,568	3,395,352
Commercial loans			891,510	839,253
Consumer loans			574,678	583,554
Total gross loans			5,084,756	4,818,159
Premium on purchased loans			4,220	5,327
Unearned discounts			(63)	(83)
Net deferred			(5,813)	(4,546)
Total loans			$5,083,100	$4,818,857

Notes:

(1) Efficiency Ratio Calculation
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net interest income	$53,997	$53,715	$161,303	$163,130
Non-interest income	11,730	9,790	34,312	31,861
Total income:	$65,727	$63,505	$195,615	$194,991

Non-interest expense:	$36,464	$36,896	$111,223	$111,443

Expense/income:	55.48%	58.10%	56.86%	57.15%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2013			June 30, 2013
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$11,867	$9	0.29%	$14,314	$11	0.25%
Federal funds sold and other short-term investments	1,862	—	0.03%	1,392	—	0.08%
Investment securities (1)	352,641	2,694	3.06%	351,690	2,767	3.15%
Securities available for sale	1,142,321	5,607	1.96%	1,206,625	5,745	1.90%
Federal Home Loan Bank stock	45,073	426	3.75%	42,684	375	3.53%
Net loans: (2)
Total mortgage loans	3,538,523	38,238	4.27%	3,447,241	37,585	4.34%
Total commercial loans	845,847	10,092	4.70%	840,827	10,055	4.76%
Total consumer loans	569,834	5,918	4.12%	570,080	5,875	4.13%
Total net loans	4,954,204	54,248	4.33%	4,858,148	53,515	4.39%
Total Interest-Earning Assets	$6,507,968	$62,984	3.83%	$6,474,853	$62,413	3.84%

Non-Interest Earning Assets:
Cash and due from banks	70,610			67,732
Other assets	670,695			673,816
Total Assets	$7,249,273			$7,216,401

Interest-Bearing Liabilities:
Demand deposits	$2,634,950	$1,836	0.28%	$2,649,414	$1,866	0.28%
Savings deposits	931,299	227	0.10%	938,110	218	0.09%
Time deposits	864,009	2,291	1.05%	896,838	2,523	1.13%
Total Deposits	4,430,258	4,354	0.39%	4,484,362	4,607	0.41%

Borrowed funds	918,840	4,633	2.00%	870,421	4,395	2.03%
Total Interest-Bearing Liabilities	5,349,098	8,987	0.67%	5,354,783	9,002	0.67%

Non-Interest Bearing Liabilities	908,012			865,889
Total Liabilities	6,257,110			6,220,672
Stockholders' equity	992,163			995,729
Total Liabilities and Stockholders' Equity	$7,249,273			$7,216,401

Net interest income		$53,997			$53,411

Net interest rate spread			3.16%			3.17%
Net interest-earning assets	$1,158,870			$1,120,070

Net interest margin (3)			3.28%			3.29%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.22 x			1.21 x

(1)	Average outstanding balance amounts shown are amortized cost.
(2)	Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3)	Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	9/30/13	6/30/13	3/31/13	12/31/12	9/30/12
	3rd Qtr.	2nd Qtr.	1st Qtr.	4th Qtr.	3rd Qtr.
Interest-Earning Assets:
Securities	2.25%	2.20%	2.19%	2.13%	2.17%
Net loans	4.33%	4.39%	4.51%	4.58%	4.68%
Total interest-earning assets	3.83%	3.84%	3.92%	3.92%	3.99%

Interest-Bearing Liabilities:
Total deposits	0.39%	0.41%	0.44%	0.50%	0.54%
Total borrowings	2.00%	2.03%	2.24%	2.29%	2.32%
Total interest-bearing liabilities	0.67%	0.67%	0.71%	0.77%	0.82%

Interest rate spread	3.16%	3.17%	3.21%	3.15%	3.17%
Net interest margin	3.28%	3.29%	3.33%	3.29%	3.31%

Ratio of interest-earning assets to interest-bearing liabilities	1.22x	1.21x	1.21x	1.21x	1.20x

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	September 30, 2013			September 30, 2012
	Average		Average	Average		Average
	Balance	Interest	Yield	Balance	Interest	Yield
Interest-Earning Assets:
Deposits	$14,256	$30	0.28%	$30,440	$57	0.25%
Federal funds sold and other short term investments	1,561	—	0.04%	1,339	1	0.07%
Investment securities (1)	351,561	8,300	3.15%	352,348	8,896	3.37%
Securities available for sale	1,197,160	17,116	1.91%	1,355,955	21,365	2.10%
Federal Home Loan Bank stock	41,968	1,229	3.91%	39,582	1,378	4.65%
Net loans: (2)
Total mortgage loans	3,468,538	114,158	4.36%	3,237,581	116,175	4.75%
Total commercial loans	842,045	30,118	4.75%	812,524	30,817	5.02%
Total consumer loans	570,589	17,750	4.16%	570,148	18,967	4.44%
Total net loans	4,881,172	162,026	4.41%	4,620,253	165,959	4.76%
Total Interest-Earning Assets	$6,487,678	$188,701	3.86%	$6,399,917	$197,656	4.10%

Non-Interest Earning Assets:
Cash and due from banks	71,177			76,319
Other assets	669,880			661,618
Total Assets	$7,228,735			$7,137,854

Interest-Bearing Liabilities:
Demand deposits	$2,660,025	$5,656	0.28%	$2,550,181	$7,998	0.42%
Savings deposits	929,361	713	0.10%	900,600	1,111	0.16%
Time deposits	897,021	7,548	1.13%	1,061,964	10,551	1.33%
Total Deposits	4,486,407	13,917	0.41%	4,512,745	19,660	0.58%
Borrowed funds	865,144	13,481	2.08%	880,376	14,866	2.26%
Total Interest-Bearing Liabilities	$5,351,551	$27,398	0.68%	$5,393,121	$34,526	0.86%

Non-Interest Bearing Liabilities	885,210			771,883
Total Liabilities	6,236,761			6,165,004
Stockholders' equity	991,974			972,850
Total Liabilities and Stockholders' Equity	$7,228,735			$7,137,854

Net interest income		161,303			163,130

Net interest rate spread			3.18%			3.24%
Net interest-earning assets	$1,136,127			$1,006,796

Net interest margin (3)			3.30%			3.38%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.21 x			1.19 x

(1) Average outstanding balance amounts shown are amortized cost.

(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.

(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the year-to-date net interest margin for the previous three years.

	Nine Months Ended
	9/30/13	9/30/12	9/30/11
Interest-Earning Assets:
Securities	2.22%	2.37%	2.91%
Net loans	4.41%	4.76%	5.17%
Total interest-earning assets	3.86%	4.10%	4.53%

Interest-Bearing Liabilities:
Total deposits	0.41%	0.58%	0.87%
Total borrowings	2.08%	2.26%	2.62%
Total interest-bearing liabilities	0.68%	0.86%	1.18%

Interest rate spread	3.18%	3.24%	3.35%
Net interest margin	3.30%	3.38%	3.51%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.19x	1.16x